Exhibit A
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the common stock of Oasis Petroleum Inc. and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings. In evidence thereof, each of the undersigned hereby executes this Joint Filing Agreement as of February 11, 2011.

ENCAP ENERGY CAPITAL FUND VI, L.P.

By:	EnCap Equity Fund VI GP, L.P.,
General Partner of EnCap Energy Capital Fund VI, L.P.

By:	EnCap Investments L.P.,
General Partner of EnCap Equity Fund VI GP, L.P.

By:	EnCap Investments GP, L.L.C.,
General Partner of EnCap Investments L.P.

By:	/s/ Robert L. Zorich

Name:	Robert L. Zorich
Title:	Senior Managing Director

ENCAP VI-B ACQUISITIONS, L.P.

By:	EnCap VI-B Acquisitions GP, LLC,
General Partner of EnCap VI-B Acquisitions, L.P.

By:	EnCap Energy Capital Fund VI-B, L.P.,
Sole Member of EnCap VI-B Acquisitions GP, LLC

By:	EnCap Equity Fund VI GP, L.P.,
General Partner of EnCap Energy Capital Fund VI-B, L.P.

By:	EnCap Investments L.P.,
General Partner of EnCap Equity Fund VI GP, L.P.

By:	EnCap Investments GP, L.L.C.,
General Partner of EnCap Investments L.P.

By:	/s/ Robert L. Zorich

Name:	Robert L. Zorich
Title:	Senior Managing Director

ENCAP ENERGY CAPITAL FUND VII, L.P.

By:	EnCap Equity Fund VII GP, L.P.,
General Partner of EnCap Energy Capital Fund VII, L.P.

By:	EnCap Investments L.P.,
General Partner of EnCap Equity Fund VII GP, L.P.

By:	EnCap Investments GP, L.L.C.,
General Partner of EnCap Investments L.P.

By:	/s/ Robert L. Zorich

Name:	Robert L. Zorich
Title:	Senior Managing Director

/s/ David B. Miller

David B. Miller

/s/ D. Martin Phillips

D. Martin Phillips

/s/ Gary R. Petersen

Gary R. Petersen

/s/ Robert L. Zorich

Robert L. Zorich